UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On April 11, 2019 (the “Closing Date”), pursuant to the Transaction Agreement, dated October 7, 2018, by and between Rowan Companies plc (“Rowan”) and Ensco plc (“Ensco”) (as amended, the “Transaction Agreement”), Ensco acquired the entire issued ordinary share capital of Rowan (the “Transaction”) by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Transaction.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Transaction, Rowan terminated (i) that certain Amended and Restated Credit Agreement, dated January 23, 2014 (the “2014 Credit Agreement”), among Rowan Companies, Inc., as borrower, Rowan, as parent, the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender and Citibank, N.A., DnB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA, as co-syndication agents and (ii) all outstanding commitments under the 2014 Credit Agreement.

The descriptions of the 2014 Credit Agreement contained in Rowan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are incorporated in this Item 1.02 by reference.

In connection with the closing of the Transaction, Rowan terminated (i) that certain Credit Agreement, dated as of May 22, 2018 (the “2018 Credit Agreement”), among RDC Holdings Luxembourg S.á r.l., as borrower, Rowan, as parent, the lenders party thereto from time to time, the issuing lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, an issuing lender and swingline lender, and Citibank, N.A., DNB Bank ASA, New York Branch, Bank of America, N.A., Barclays Bank plc and MUFG Bank, Ltd., as co-syndication agents and (ii) all outstanding commitments under the 2018 Credit Agreement.

The descriptions of the 2018 Credit Agreement contained in Rowan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are incorporated in this Item 1.02 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As a result of the Transaction, each issued and outstanding Rowan Class A ordinary share, nominal value of $0.125 per share (“Rowan ordinary shares”), was converted into the right to receive 2.750 Ensco Class A ordinary shares, nominal value $0.10 per share (the “Ensco ordinary shares”), as well as cash in lieu of any fractional shares of Ensco that otherwise would have been issued subject to the terms of the Scheme.

The issuance of Ensco ordinary shares in connection with the Transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions from or qualifications under the registration requirements under the securities laws of applicable states in the United States.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, which has been previously filed, along with material amendments thereto, by Rowan with the SEC and is incorporated by reference in this Current Report on Form 8-K.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the close of trading on the day prior to the effective time of the Scheme (the “Effective Time”), Rowan ordinary shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “RDC.” As a result of the Transaction, Rowan no longer fulfills the listing requirements of the NYSE. In connection with the closing of the Transaction, Rowan requested that the NYSE: (i) suspend trading of the Rowan ordinary shares on the NYSE; (ii) withdraw the Rowan ordinary shares from listing on the NYSE following the suspension of trading of the Rowan ordinary shares; and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Rowan ordinary shares from the NYSE and deregister the Rowan ordinary shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Rowan ordinary shares ceased being traded before the opening of trading on the Closing Date and will no longer be listed on the NYSE. Additionally, Rowan intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Rowan ordinary shares under Section 12(g) of the Exchange Act and the suspension of Rowan’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act with respect to the Rowan ordinary shares as promptly as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In addition, each award of Rowan restricted share units, performance units, share options, share appreciation rights and director units were treated as follows upon the Effective Time (or such other applicable time as described below):

•         Restricted Share Units. Each Rowan restricted share unit award, whether vested or unvested, was converted on the same terms and conditions (including applicable vesting conditions) applicable to such restricted share unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the Transaction, into a restricted share unit of Ensco covering a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan restricted share unit award immediately prior to the closing of the Transaction by the exchange ratio.

•         Performance Units. Each Rowan performance unit award, in accordance with the terms and conditions applicable to such performance unit award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the Transaction, (i) was vested with performance deemed to have been achieved, with regard to each one and three year performance period, at the greater of (A) the target value of the performance units subject to such performance unit award for such period, and (B) the value of the performance units subject to such performance unit award based on the then-expected level of attainment of the applicable performance goal as of the Effective Time, as determined by the compensation committee of the Rowan board of directors, and (ii)  will be paid out in cash on the first regularly scheduled payroll date that is at least five business days following the Effective Time to such holder thereof.

•          Share Options. Each Rowan share option award, whether vested or unvested, was converted into an Ensco nonqualified stock option award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share option award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the Transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share option award immediately prior to the closing of the Transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share option award and (B) the exchange ratio.

•          Share Appreciation Rights. Each Rowan share appreciation right award, whether vested or unvested, was converted into an Ensco share appreciation right award on the same terms and conditions (including applicable vesting conditions) applicable to such Rowan share appreciation right award under the applicable Rowan equity plan and award agreement in effect immediately prior to the closing of the Transaction, with respect to a number of Ensco ordinary shares, rounded down to the nearest whole share, determined by multiplying the number of Rowan ordinary shares subject to such Rowan share appreciation right award immediately prior to the closing of the Transaction by the exchange ratio, at an exercise price per Ensco ordinary share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per Rowan ordinary share of such Rowan share appreciation right award and (B) the exchange ratio.

•          Director Units. Director unit awards granted to non-employee members of Rowan’s board of directors who are continuing to serve on Ensco’s board of directors following Closing (“Continuing Directors”) were accelerated immediately prior to the Scheme Effective Time on a pro-rata basis through the Scheme Effective Time, and director unit awards held by non-employee members of Rowan’s board of directors who are not Continuing Directors were fully accelerated immediately prior to the Scheme Effective Time. The portion of the Continuing Director’s director unit awards that were not accelerated immediately prior to the Scheme Effective Time were converted into an Ensco restricted share unit award on the same terms and conditions (including applicable vesting conditions) applicable to the Rowan director unit awards prior to conversion, with respect to a number of Ensco ordinary shares determined by multiplying the number of Rowan ordinary shares subject to such Rowan director unit award immediately prior to the closing of the Transaction by the exchange ratio.

Item 5.01.	Changes in Control of the Registrant.

As a result of the Transaction, a change in control of Rowan occurred, and Rowan is now an indirect, wholly-owned subsidiary of the combined company.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure and Election of Directors

In accordance with the terms of the Transaction Agreement, and as a result of the Transaction, all of the existing directors of Rowan except for Thomas P. Burke resigned from the Rowan board of directors and, as a result of such resignation, from any and all committees of the Rowan board of directors on which they served, effective as of the Effective Time. Such resignations were not related to any disagreement with Rowan on any matter relating to Rowan’s operations, policies or practices. Effective as of the Effective Time, each of P. Carey Lowe and Jonathan Cross became directors of Rowan.

There are no arrangements or understandings between any director of Rowan and any other person pursuant to which the director was selected as a director of Rowan, other than the provisions of the Transaction Agreement. There are no transactions involving any director of Rowan that require disclosure under Item 404(a) of Regulation S-K.

Departure and Appointment of Certain Officers

As a result of the Transaction and effective as of the Effective Time, the existing officers of Rowan, other than Mr. Burke, Darin Gibbins and Dennis Baldwin, ceased serving in their respective corporate officer capacities with Rowan. Such departures were not related to any disagreement with Rowan on any matter relating to Rowan’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On April 11, 2019, Rowan and Ensco issued a joint press release (the “Press Release”) announcing the closing of the Transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Joint Press Release issued by Ensco plc and Rowan Companies plc, dated April 11, 2019.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2019	ROWAN COMPANIES PLC

	By:	/s/ Thomas P. Burke
Thomas P. Burke
President and Chief Executive Officer